                                                                     Exhibit 5.1

                               February 12, 1999



(202) 955-8500                                                     C 18815-00002

The Corporate Executive Board Company
600 New Hampshire Avenue, N.W.
Washington, D.C.  20037

     Re:  The Corporate Executive Board Company -
          Registration Statement on Form S-1 (File No. 333-59833)

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-1, File No. 333-59833 (the "Registration Statement"), of The Corporate Executive Board Company, a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), in connection with the public offering (i) by David G. Bradley and The David G. Bradley GRAT Trust No. 1 of up to 8,730,720 shares (including shares to cover the underwriters' over-allotment options) (the "Bradley Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), and (ii) by Jeffrey D. Zients and Michael A. D'Amato of 684,560 shares (the "Other

February 12, 1999
Page 2

Selling Stockholders' Shares") of the Common Stock to be issued by the Company upon the exercise of options by Messrs. Zients and D'Amato.

     We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

     Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated and in reliance on statements of fact contained in the documents that we have examined, we are of the opinion that (i) the Bradley Shares, when issued, will be validly issued fully paid and non-assessable, and
(ii) the Other Selling Stockholders' Shares, when issued, sold and delivered against payment therefor, will be validly issued, fully paid and non-assessable.

     We render no opinion herein as to matters involving the laws of any jurisdiction other than the laws of the United States of America and the General Corporation Law of the State of Delaware. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or the interpretations thereof, be changed.

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Page 3

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus which forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

                              Very truly yours,



                              /s/ Gibson, Dunn & Crutcher LLP

SRF/HBA/SR/PAN